Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 45, Maryland Trust 123, New York Trust 206, Ohio Trust 89 and Pennsylvania Trust 120:

We consent to the use of our report dated March 26, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

New York, New York
March 26, 2002